As filed with the Securities and Exchange Commission on August 1, 1997.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                                             52-1382541
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                226 Landis Avenue
                           Vineland, New Jersey 08360
                                 (609) 691-7700
                                 --------------
                    (Address of principal executive offices)

                                Sun Bancorp, Inc.
                          Employee Stock Purchase Plan
                                     and the
                                Sun Bancorp, Inc.
                          Directors Stock Purchase Plan
                          -----------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                       1301 K Street, N.W., Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                                 --------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of         Amount        Proposed Maxi-    Proposed Maxi-      Amount of
Securities to    to be         mum Offering      mum Aggregate      Registration
be Registered    Registered    Price Per Share   Offering Price(3)   Fee (3)(4)
--------------------------------------------------------------------------------
Common Stock
$1.00 par value  97,250 (1)(2)      (3)           $2,248,906           $681.42
================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Sun Bancorp, Inc. Employee Stock Purchase Plan ("Employee Plan") consists of 80,000 shares, and the maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Sun Bancorp, Inc. Directors Stock Purchase Plan ("Directors Plan") consists of 17,250 shares, which shares are being registered under this Registration Statement and for which a registration fee is being paid. In addition, pursuant to Rule 416(c) and the Securities Act of 1933, this registration statement also covers an indeterminate amount of participant interests to be offered or sold pursuant to the Employee Plan and the Directors Plan described herein.
(2) Under Rule 462 of the Securities Act of 1933, as amended ("1933 Act"), the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

(3) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the average of the closing bid and ask prices as of a specified date within 5 business days of the filing in accordance with Rule 457(c) of the 1933 Act. The 97,250 shares of Common Stock being registered hereby which are not presently subject to options are being registered based upon the average of the closing bid and ask prices of the common stock of Sun Bancorp, Inc. as reported on the NASDAQ Small-Cap Market on July 25, 1997, of $23.125 per share ($2,248,906 in the aggregate).

(4) Pursuant to Rule 457(h)(2) under the 1933 Act, no additional fee is required with respect to the interests of participants under the Plan.

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933, as amended.

         ** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED.**

PROSPECTUS
----------

                          80,000 Shares of Common Stock

                              ---------------------

                                SUN BANCORP, INC.
                                  COMMON STOCK
                           (Par Value $1.00 Per Share)

                              ---------------------

                         ISSUABLE IN CONNECTION WITH THE
                                SUN BANCORP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              ---------------------

         This Prospectus covers 80,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of Sun Bancorp, Inc. (the "Company") which may be issued from time to time by the Company to holders of Options granted or to be granted by the Company to selected employees of the Company and any subsidiary of the Company pursuant to the Sun Bancorp, Inc. Employee Stock Purchase Plan (the "Plan") and interests of participants thereunder. Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Participants." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the Authorization Form entered into between the Company and each Participant.

         This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

         The issued and outstanding Common Stock of the Company is traded on the Nasdaq Small-Cap Market, under the symbol "SNBC". Shares of Common Stock which may be issued upon exercise of Options granted or to be granted under the Plan, will also be traded on the Nasdaq Small-Cap Market. On July 25, 1997, the average of the closing bid and ask prices of the Common Stock in the NASDAQ Small-Cap Market was $23.125 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this Prospectus is August 1, 1997

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                Sun Bancorp, Inc.
                          Employee Stock Purchase Plan

                                                                                                    Page
                                                                                                    ----

General Plan Information........................................................................      1

Administration..................................................................................      1

Purpose.........................................................................................      2

Securities to be Offered........................................................................      2

Eligibility to Participate in Plan..............................................................      2

Purchases of Securities Pursuant to the Plan
and Payment for Securities Offered..............................................................      2

       Term of the Plan.........................................................................      2
       Authorization Form.......................................................................      2
       Option Price.............................................................................      3
       Limitations on the Grant of Options......................................................      3
       Option Period............................................................................      3
       Non-transferability......................................................................      3
       Payment for Options......................................................................      3
       Fees and Expenses........................................................................      4
       Issuance of Common Stock.................................................................      5

Recapitalization, Merger, Consolidation, Change in
       Control and Similar Transactions.........................................................      5

Amendment and Termination of Plan...............................................................      5

Withdrawal from Participation...................................................................      6

Voting Rights of Common Stock Purchased.........................................................      6

Cash Dividends..................................................................................      7

Restrictions on Resale..........................................................................      7

Participation by Executive Officers.............................................................      7

Federal Income Tax Consequences.................................................................      8

Reports to Participants.........................................................................      9

Additional Information..........................................................................      9

Annual Report to Shareholders...................................................................      9

Legal Opinion...................................................................................      9

Appendix A......................................................................................    A-1
  Authorization Form


                                Sun Bancorp, Inc.
                          Employee Stock Purchase Plan


General Plan Information
------------------------

         This Prospectus relates to 80,000 shares of the Common Stock, par value $1.00 per share ("Common Stock"), of Sun Bancorp, Inc. (the "Company"), which will be offered upon exercise of options granted or to be granted under the Sun Bancorp, Inc. Employee Stock Purchase Plan ("Plan") and interests of participants under the Plan. Pursuant to the Plan, 80,000 shares are reserved for issuance by the Company upon exercise of Options granted to employees of the Company and any parent and subsidiary corporations.

         The Plan is to continue in effect, until the shares authorized hereunder have been distributed, unless earlier terminated or extended by the Company.

         The Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan as filed as Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

         Additional updating and other information with respect to the Plan and the Common Stock offered hereby may be provided in the future to holders of Options by means of one or more supplements to this Prospectus. Additional information about the Plan, plan administration and the Company may be obtained at the Company's principal offices, which are located at 226 Landis Avenue, Vineland, New Jersey 08360. Its telephone number is (609) 691-7700.

Administration

         The Company will serve as the Plan Administrator ("Plan Administrator") to administer the Plan and make purchases of Common Stock as agent for the Participants. The Board of Directors of the Company ("Board of Directors") has the authority to make changes in the Plan and to appoint or to remove the Plan Administrator, at any time. Until changed by further notice, any notices or communications to the Plan should be directed to the Plan Administrator, Employee Stock Purchase Plan, c/o Human Resources Department, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360.

         If an employee decides to participate in the Plan, the Plan Administrator will keep a continuous record of his/her participation and send him/her a statement of his/her account under the Plan for each calendar month in which a purchase of Common Stock under his/her Plan account occurs. The Plan Administrator will also hold and act as custodian of shares purchased under the Plan. Certificates for shares purchased under the Plan will be held by the Plan Administrator. The number of shares credited to a Participant's account under the Plan will be shown on his/her statement of account. However, certificates for whole shares credited to a Participant's account under the Plan will be issued to him/her upon his/her written request to the Plan Administrator, at the address set forth above. Certificates for fractional share interests will not be issued.

         The Plan Administrator reserves the right to interpret the provisions of the Plan. The Plan Administrator may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate to give effect to the Plan's purpose. The Plan Administrator may rely on the authority and correctness of written instructions received from the Company and Participants in administering the Plan.

Purpose

         The Plan offers a convenient and economical way for its employees to commence or to increase their ownership of shares of the Common Stock. Once an employee is enrolled as a Participant in the Plan, payroll deductions will be made and such funds will be used to purchase Common Stock under the terms of the Plan. Participation in the Plan is strictly voluntary by the employee, and the employee will pay 95% of the purchase price of the Common Stock purchased under the Plan. The Participant pays no brokerage commissions or service charges for purchases made under the Plan. Any such charges will be paid by the Company.

Securities to be Offered

         The aggregate number of shares of the Common Stock which may be issued pursuant to Options granted or to be granted under the Plan are 80,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions".

Eligibility to Participate in Plan

         As of August 1, 1997, the effective date of the Plan, all employees of the Company and its subsidiaries that, along with the Company, is a member of a controlled group of corporations (as defined in section 1563 of the Internal Revenue Code of 1986, as amended (the "Code")), are eligible to participate in the Plan.

         An eligible employee may join the Plan by completing the Authorization Form provided by the Plan Administrator and returning it to the Plan Administrator. Authorization Forms will be furnished to eligible employees at any time upon request to the Company. An eligible employee may join the Plan at any time to become effective as of the first full payroll period of any calendar quarter after the employee's request is received by the Plan Administrator (the "Enrollment Date").

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered

         Term of the Plan. The Plan became effective on August 1, 1997, and unless previously terminated, the Plan shall continue in effect until the total of 80,000 shares of Common Stock reserved for issuance under the Plan have been purchased, after which time no further awards may be granted.

         Authorization Forms. The Options granted under the Plan are evidenced by the Authorization Form (the "Authorization Form") as contained at Appendix A and as filed as Exhibit 4.2 to the Registration Statement of which this Prospectus is a part.

         Option Price. A Participant shall be granted an option to purchase Common Stock as of the last business day of each calendar month ("Option Grant Date") at an option exercise price equal to 95% of the average purchase price of the Common Stock purchased during the Investment Period immediately following the Option Grant Date. Any fraction of a cent will be rounded to the nearest cent. Options granted hereunder shall be nontransferable.

         Limitations on Grant of Options. No Participant shall be granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. No Participant shall be granted an Option under the Plan if, immediately after the Option was granted, the Participant would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company. For purposes of this Section, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code and stock which the Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

         Option Period. The decision by a Participant to participate in the Plan and to exercise an Option to purchase stock during subsequent Investment Periods, or to suspend payroll deduction and not to exercise such options, may be changed by a Participant to be effective as of the first full pay period of the next calendar quarter (i.e., January 1, April 1, July 1 and October 1).

         Non-transferability. No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

         Payment for Options. The Authorization Form directs the Company to pay to the Plan Administrator the amount withheld from the Participant's paycheck through regular payroll deductions. The Authorization Form also directs the Plan Administrator to use these payments for the purchase of shares of Common Stock of the Company in the open-market, or directly from the Company. Participant contributions to the Plan may only be made through payroll deduction.

         After an Authorization Form has been received by the Plan Administrator and the authority for the payroll deductions has been noted on the Company's payroll records, the Company will withhold from a Participant's paycheck the amount authorized by the Participant. Such withholding will be made from each paycheck beginning with the first full pay period on or after the Enrollment Date. The amounts withheld from all Participants' paychecks will be pooled and forwarded to the Plan Administrator to buy shares of Common Stock for the accounts of all Participants under the Plan not less than monthly prior to the next "Investment Period". The "Investment Period" shall consist of the calendar month following each receipt of funds by the Plan Administrator, during which such funds are invested by the Plan Administrator in Common Stock of the Company. To the extent administratively feasible, such funds shall be invested on the first business day of each Investment Period, or as soon as practical thereafter. No interest will be paid by the Company or the Plan Administrator on amounts held on behalf of a Participant awaiting investment.

         The payroll deduction authorizations are effective for an indefinite period of time, until revoked by the Participant upon timely notice to the Plan Administrator, until the total shares purchased under the Plan equals the total shares of Common Stock authorized under the Plan or the Plan is terminated by the Company, whichever is earlier. The Participant will specify on the Authorization Form the amount to be withheld from each paycheck. Deductions may be authorized in even multiples of $5.00 from a minimum of $10.00 to a maximum of $985 for each Company payroll period (not to exceed $23,750 per calendar year); provided further that such amounts are subject to reduction so that the aggregate sum of such deductions for each Participant plus cash dividends credited to each Participant's account shall not exceed the limitations of $25,000 per year of stock purchases under the Plan. No interest will be paid on payroll deduction amounts awaiting investment.

         The amount of a Participant's payroll deductions can be revised, changed or terminated by the Participant at any time by timely written notice to the Plan Administrator. An Authorization Form should be used for these purposes. Commencement, revision, or termination of deductions will become effective as of the first full payroll cycle commencing following each January 1, April 1, July 1 or October 1 after an employee's request is received by the Plan Administrator.

         During each Investment Period, accumulated payroll deductions from all Participants will be pooled and used to purchase shares of Common Stock in the open-market, or otherwise, for the accounts of the Participants. The Company shall transmit sufficient funds to the Plan Administrator in addition to accumulated payroll deductions necessary to permit the Plan Administrator to purchase Common Stock during each Investment Period without regard to any purchase price discounts in accordance with the Plan. The maximum number of whole shares will be purchased. Any payroll deductions remaining after purchase of such maximum number of whole shares will be retained and applied to the purchase of shares during the next Investment Period. Each Participant's account will be credited with his/her pro rata share (computed to four decimal places) of the shares purchased and any additional payroll deductions which have been accumulated. The number of shares credited to each Participant's account will depend upon the amount of the Participant's payroll deductions and the option exercise price as determined as provided under the heading "Option Price."

         The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of timely notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the Participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares of Common Stock.

         A Participant's investment in shares acquired under the Plan is not different from direct investment in shares of Common Stock of the Company, except to the extent that the purchase price of such Common Stock paid by the Participant shall be equal to 95% of the actual purchase price of such Common Stock by the Plan Administrator and that an investment election decision will not be effective until the first of the next calendar quarter. The Participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares of Common Stock held by him/her in the Plan, or otherwise.

         Fees and Expenses. Participants will incur no brokerage commissions or service charges for purchases of Common Stock made under the Plan. Certain charges as described under the heading

"Withdrawal" may be incurred upon a Participant's withdrawal from the Plan or upon termination of the Plan. The Plan Administrator may deduct expenses from the Plan to the extent that such expenses have not been paid directly by the Company; provided that not less than 15 days written notice of such intent to make such deductions is furnished to the Company.

         Issuance of Common Stock. Shares issued to Participants upon exercise of Options shall be either newly issued shares of the Company or shares purchased in the open market, at the Company's discretion. In either case, the participant shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price in accordance with the Plan. Cash proceeds from the sale of Common Stock newly issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

Recapitalization,   Merger,   Consolidation,   Change  in  Control  and  Similar
Transactions

         Subject to any required action by the shareholders of the Company, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share of Common Stock of each Option shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company.

         Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction.

Amendment and Termination of Plan

         Although the Company intends to continue the Plan until the total number of shares authorized under the Plan shall have been purchased by Participants, the Company reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification or termination shall not affect a Participant's right to receive shares of Common Stock already purchased for him/her (except that the Company may take any action necessary to comply with applicable law). Upon the termination of the Plan, the Company shall return to Participants any uninvested accumulated payroll deductions as soon as practicable.

Withdrawal from Participation

         A Participant may withdraw from the Plan at any time to be effective as of the first day of any calendar quarter (January 1, April 1, July 1 and October
1). Upon termination of employment with the Company, participation under the Plan shall immediately cease and no unexercised options to purchase Common Stock under the Plan shall be deemed exercisable. Termination of employment shall include termination as a result of death or disability of the Participant.

         To withdraw from the Plan, a Participant must notify the Plan Administrator in writing of his/her withdrawal. In the event a Participant withdraws, or in the event of the termination of the Plan, certificates for whole shares credited to the account of the withdrawing Participant, or all Participants in the case of a termination of the Plan, will be delivered by the Plan Administrator and a cash payment will be made for the sale price (less brokerage commission and transfer taxes, if any) of any fractional share interests and any additional payroll deductions credited to the account of the withdrawing Participant, or all Participants in the case of a termination of the Plan. The Plan Administrator may establish such equitable arrangements for the sale of fractional share interests as it shall deem appropriate. As an alternative to receiving certificates for whole shares, a Participant may request the Plan Administrator to sell such shares to be distributed under the Plan. The proceeds from the sale of such shares, less any brokerage commissions and any transfer taxes, will be remitted to the Participant. The Plan Administrator may accumulate requests to sell Common Stock under the Plan and sale transactions, if necessary, will occur in the subsequent Investment Period from which they are received, as determined by the Plan Administrator. Alternatively, Common Stock directed for sale during an Investment Period in which there is also a request to purchase Common Stock during such Investment Period may be matched by the Plan Administrator for the benefit of Plan Participants (both sellers and purchasers) without the need to execute such transaction on the national securities exchange in which such Common Stock trades. The trade price on such matched transactions will be deemed to equal the average purchase price paid by the Plan Administrator for all other Common Stock purchased by the Plan Administrator under the Plan during that Investment Period.

         If a request by a Participant to withdraw from the Plan is received by the Plan Administrator prior to the first day of any calendar quarter, the amount of the payroll deductions scheduled to be invested during the next
Investment Period will not be so invested. In either event, no subsequent payroll deductions will be made from the paychecks of the Participant, unless he/she completes a new Authorization Form providing for such deductions.

         Notwithstanding the foregoing, upon written request to the Plan Administrator, a Participant may request the distribution of shares held under the Plan in stock certificates of not less than 100 share increments at any time. Alternatively, a Participant may request that such distribution be made in the form of cash, in which case such distribution of cash will be made in accordance with the procedures noted above, with the proceeds from the sale of such shares, less any brokerage commissions and any taxes, if applicable, as noted above. Such distribution of Plan shares shall not be deemed a "Withdrawal" under the Plan.

Voting Rights of Common Stock Purchased

         Each Participant will have the authority to direct the Plan Administrator in the manner of voting the number of whole shares and fractional shares of Common Stock held in his/her account. The Company will pay for or reimburse the Plan Administrator for the expenses associated with solicitation of voting proxies and distribution of related materials performed by the Plan Administrator. The aggregate number of remaining shares representing shares for which no Participant voting instructions are received in a timely manner shall not be voted by the Plan Administrator.

Cash Dividends

         Cash dividends paid on shares credited to a Participant's account will be retained in the Participant's account and invested in Common Stock as soon as practicable following the dividend payment date. Dividend amounts payable to Participants will be rounded to the nearest whole cent in the case of fractional share interests. Receipt of cash dividends under the Plan shall be deemed taxable income. See "Federal Income Tax Consequences."

Restrictions on Resale

         Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired under the Plan. Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

         Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act, including Form S-1 or Form S-18, but not Form S-8.

         As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Participant should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

Participation by Executive Officers.

         Participants under the Plan who are deemed to be subject to the reporting and liability provisions of Section 16 of the Securities and Exchange Act of 1934 ("1934 Act") and the rules and regulations promulgated thereunder ("Executive Officers") shall be subject to the following additional provisions:

         a. Common Stock purchased under the Plan shall be held for a minimum of six-months following the date of such purchase under the Plan.

         b. Such Participants who suspend payroll deductions under the Plan may not commence future participation under the Plan for at least six-months from the date of such cessation of participation.

         Such additional limitations related to participation by Executive Officers of the Company shall not be effective with respect to distributions made in connection with death, retirement, disability or termination of employment. Transactions of Common Stock under the Plan shall be reportable by Executive Officers of the Company on Form 3, 4 or 5.

Federal Income Tax Consequences

         Under present federal income tax laws, awards under the Plan will have the following consequences:

            (1)The grant of an Option to purchase stock under the Plan will not by itself, result in the recognition of taxable income to the Participant or entitle the Company to a deduction at the time of such grant.

            (2) The exercise of an Option generally will not, by itself, result in the recognition of taxable income to the Participant or entitle the Company to a deduction at the time of such exercise. Provided that the Participant held such shares received under the Plan for at least one year after acquisition of the shares or two years after the grant of the Option, whichever is later, the Participant will recognize taxable income upon sale of such Common Stock as follows:

                    a)      with  respect  to  the  5%  purchase  discount,  the
                            difference between the amount paid by the Participant for such Common Stock (the option exercise price) and the Plan purchase price of the Common Stock will be taxable as ordinary income upon the sale of the Common Stock;

                    b) the Participant will recognize capital gain upon the sale of the Common Stock received upon the exercise of Options to purchase such stock under the Plan, to the extent that the sale price of such Common Stock exceeds the Plan purchase price of such Common Stock;

                    c) if the sale price of such Common Stock is below the Plan purchase price of such Common Stock, the Participant shall recognize a long-term capital loss upon the sale of such Common Stock.

            (3)The sale of the Common Stock acquired within two years of the Date of Grant of such Option or one year of such acquisition, whichever is later, will result in the recognition of ordinary income by the Participant on the date of sale in an amount equal to the difference between the exercise price of such Option (i.e., 95% of the market price of the stock purchased) and the sale proceeds of such Common Stock.

            (4)Receipt of cash dividends on stock held under the Plan will result in taxable income to the Participant in the year received without regard to the reinvestment of such dividends for the purchase of additional Common Stock under the Plan.

         The foregoing provides a general summary of the federal income tax consequences applicable to participation under the Plan. Each Participant is urged to consult his or her own tax advisor for information regarding federal and state tax consequences applicable to them.

Reports to Participants

         Each Participant will receive a statement of his/her account not less than four times per year. Upon written request, a Participant may receive an account statement for each calendar month in which he/she purchases Common Stock under the Plan. Participants will also receive communications sent by the Company to other stockholders, including the Annual Report of the Company, and its Notice of Annual Meeting and Proxy Statement. Participants will receive information necessary for reporting income realized by them under the Plan to the Internal Revenue Service. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information

         Additional updating information with respect to the Common Stock and the Plan covered herein may be provided in the future to participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to participants as to their participation in the Plan will be determined by the Plan Administrator and the Company.

         The Company upon written or oral request, will provide, without charge to participants, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Plan participants as specified in Item 9 of Part II of the Registration statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 226
Landis  Avenue,  Vineland,  New  Jersey  08360.  Its  telephone  number is (609)
691-7700.

Annual Report to Shareholders

         The Company's financial statements for the period ended December 31, 1996, as contained in the Company's Form 10-K are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Legal Opinion

         The validity of the Common Stock offered hereby will be passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A


                                Sun Bancorp, Inc.
                          Employee Stock Purchase Plan
                      Payroll Deduction Authorization Form
                      ------------------------------------

A. |_| I hereby authorize Sun Bancorp, Inc. to deduct $_____________ from each paycheck (minimum of $10, in increments of $5, not to exceed $985 per paycheck) beginning on ____________ (or as soon as administratively feasible) and continuing thereafter until otherwise notified. Such amounts shall be paid monthly on my behalf to Sun Bancorp, Inc. as the Plan Administrator of the Sun Bancorp, Inc. Employee Stock Purchase Plan (the "Plan") at the address noted below, for the exercise of options to purchase Sun Bancorp, Inc. Common Stock in the open-market or directly from the Company for my Plan account maintained by the Plan Administrator in accordance with the terms of the Plan. Such Options to purchase Common Stock under the Plan shall be deemed exercised by me, unless I shall deliver written notice to the Plan Administrator not less than 5 days before the next January 1, April 1, July 1 or October 1, whichever is earlier, not to exercise such Options on my behalf.

B. |_| I hereby request the delivery of _____ shares of Common Stock held in my account under the Plan.

C. |_| I hereby request that _____ shares of Common Stock held in may account under the Plan be distributed to me in the form of cash as provided under the Plan.

D. |_| I hereby request that my participation under the Plan cease as soon as administratively feasible.

E.  |_|  I hereby waive participation in the Plan at this time.

              I understand that all such transactions by the Plan Administrator on my behalf shall be made subject to the Plan's terms and conditions. I understand that I can terminate this authorization for payroll deduction at any time with not less than 5 days written notice prior to the next January 1, July 1, April 1, or October 1, to the Plan Administrator at the address noted below. Further, I hereby acknowledge receipt of a copy of the Prospectus related to participation under the Plan and understand that my election to participate in this Plan is completely voluntary on my part.


                   -------------------------------------------
                   Employee, Legal Name (Please print or type)



                   -------------------------------------------
                   Employee Signature Date



                   -------------------------------------------
                   Employee Social Security Number


Signed forms should be delivered to:

         Plan Administrator,
         Sun Bancorp, Inc.
         Employee Stock Purchase Plan,
         c/o  Human Resources Department,
         Sun Bancorp, Inc.
         226 Landis Avenue
         Vineland, New Jersey  08360


================================================================================

Plan Administrator:
-------------------            ---------------------------------------------

Payroll deductions to begin:
----------------------------   ---------------------------------------------

         ** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED.**

PROSPECTUS
----------

                          17,250 Shares of Common Stock

                             ----------------------

                                SUN BANCORP, INC.
                                  COMMON STOCK
                           (Par Value $1.00 Per Share)

                             ----------------------

                         ISSUABLE IN CONNECTION WITH THE
                                SUN BANCORP, INC.
                          DIRECTORS STOCK PURCHASE PLAN

                             ----------------------


         This Prospectus covers 17,250 shares of common stock, par value $1.00 per share (the "Common Stock"), of Sun Bancorp, Inc. (the "Company") which may be issued from time to time by the Company to holders of Options granted or to be granted by the Company to directors and advisory directors of the Company and any subsidiary of the Company pursuant to the Sun Bancorp, Inc. Directors Stock Purchase Plan (the "Plan") and interests of participants thereunder. Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Participants." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the Authorization Form entered into between the Company and each Participant.

         This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

         The issued and outstanding Common Stock of the Company is traded on the Nasdaq Small-Cap Market, under the symbol "SNBC". Shares of Common Stock which may be issued upon exercise of Options granted or to be granted under the Plan, will also be traded on the Nasdaq Small-Cap Market. On July 25, 1997, the average of the closing bid and ask prices of the Common Stock in the NASDAQ Small-Cap Market was $23.125 per share.


--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this Prospectus is August 1, 1997

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                Sun Bancorp, Inc.
                          Directors Stock Purchase Plan

                                                                                                    Page
                                                                                                    ----

General Plan Information........................................................................      1

Administration..................................................................................      1

Purpose.........................................................................................      2

Securities to be Offered........................................................................      2

Eligibility to Participate in Plan..............................................................      2

Purchases of Securities Pursuant to the Plan
and Payment for Securities Offered..............................................................      2

       Term of the Plan.........................................................................      2
       Authorization Form.......................................................................      2
       Option Price.............................................................................      3
       Limitations on the Grant of Options......................................................      3
       Option Period............................................................................      3
       Non-transferability......................................................................      3
       Payment for Options......................................................................      3
       Fees and Expenses........................................................................      4
       Issuance of Common Stock.................................................................      4

Recapitalization, Merger, Consolidation, Change in
       Control and Similar Transactions.........................................................      5

Amendment and Termination of Plan...............................................................      5

Withdrawal from Participation...................................................................      5

Voting Rights of Common Stock Purchased.........................................................      6

Cash Dividends..................................................................................      6

Restrictions on Resale..........................................................................      7

Limitations on Participation ...................................................................      7

Federal Income Tax Consequences.................................................................      7

Reports to Participants.........................................................................      8

Additional Information..........................................................................      8

Annual Report to Shareholders...................................................................      9

Legal Opinion...................................................................................      9

Appendix A......................................................................................    A-1
  Authorization Form


                                Sun Bancorp, Inc.
                          Directors Stock Purchase Plan


General Plan Information
------------------------

         This Prospectus relates to 17,250 shares of the Common Stock, par value $1.00 per share ("Common Stock"), of Sun Bancorp, Inc. (the "Company"), which will be offered upon exercise of options granted or to be granted under the Sun Bancorp, Inc. Directors Stock Purchase Plan ("Plan") and interests of participants under the Plan. Pursuant to the Plan, 17,250 shares are reserved for issuance by the Company upon exercise of Options granted to directors and advisory directors of the Company and any parent and subsidiary corporations.

         The Plan is to continue in effect, until the shares authorized hereunder have been distributed, unless earlier terminated or extended by the Company.

         The Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan as filed as Exhibit 4.3 to the Registration Statement of which this Prospectus is a part.

         Additional updating and other information with respect to the Plan and the Common Stock offered hereby may be provided in the future to holders of Options by means of one or more supplements to this Prospectus. Additional information about the Plan, plan administration and the Company may be obtained at the Company's principal offices, which are located at 226 Landis Avenue, Vineland, New Jersey 08360. Its telephone number is (609) 691-7700.

Administration

         The Company will serve as the Plan Administrator ("Plan Administrator") to administer the Plan and make purchases of Common Stock as agent for the Participants. The Board of Directors of the Company ("Board of Directors") has the authority to make changes in the Plan and to appoint or to remove the Plan Administrator, at any time. Until changed by further notice, any notices or communications to the Plan should be directed to the Plan Administrator, Directors Stock Purchase Plan, c/o Human Resources Department, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360.

         The Plan Administrator will keep a continuous record of each participant's participation and send him/her a statement of his/her account under the Plan for each calendar month in which a purchase of Common Stock under his/her Plan account occurs. The Plan Administrator will also hold and act as custodian of shares purchased under the Plan. Certificates for shares purchased under the Plan will be held by the Plan Administrator. The number of shares credited to a Participant's account under the Plan will be shown on his/her statement of account. However, certificates for whole shares credited to a Participant's account under the Plan will be issued to him/her upon his/her written request to the Plan Administrator, at the address set forth above. Certificates for fractional share interests will not be issued.

         The Plan Administrator reserves the right to interpret the provisions of the Plan. The Plan Administrator may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate to give effect to the Plan's purpose. The Plan Administrator may rely on the authority and correctness of written instructions received from the Company and Participants in administering the Plan.

Purpose

         The Plan offers a convenient and economical way for its directors and advisory directors to increase their ownership of shares of the Common Stock. Once a director or advisory director of the Company or Sun National Bank is enrolled as a Participant in the Plan, contributions of up to $2,000 per month may be made to the Plan and such funds will be used to purchase Common Stock under the terms of the Plan. Participation in the Plan is strictly voluntary, and the Participant will pay 95% of the purchase price of the Common Stock purchased under the Plan. The Participant pays no brokerage commissions or service charges for purchases made under the Plan. Any such charges will be paid by the Company.

Securities to be Offered

         The aggregate number of shares of the Common Stock which may be issued pursuant to Options granted or to be granted under the Plan are 17,250 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions".

Eligibility to Participate in Plan

         As of August 1, 1997, the effective date of the Plan, all directors and advisory directors of the Company and its subsidiaries that, along with the Company, is a member of a controlled group of corporations (as defined in section 1563 of the Internal Revenue Code of 1986, as amended (the "Code")), are eligible to participate in the Plan.

         An eligible director or advisory director may join the Plan by completing the Authorization Form provided by the Plan Administrator and returning it to the Plan Administrator at the address noted at Section 2 herein. Authorization Forms will be furnished to eligible directors and advisory directors at any time upon request to the Company. An eligible director or advisory director may join the Plan at any time to become effective as of the first day of the next calendar month after the request is received by the Plan Administrator (the "Enrollment Date").

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered

         Term of the Plan. The Plan became effective on August 1, 1997, and unless previously terminated, the Plan shall continue in effect until the total of 17,250 shares of Common Stock reserved for issuance under the Plan have been purchased, after which time no further awards may be granted.

         Authorization Forms. The Options granted under the Plan are evidenced by the Authorization Form (the "Authorization Form") as contained at Appendix A and as filed as Exhibit 4.4 to the Registration Statement of which this Prospectus is a part.

         Option Price. A Participant shall be granted an option to purchase Common Stock as of the last business day of each calendar month ("Option Grant Date") at an option exercise price equal to 95% of the average purchase price of the Common Stock purchased during the Investment Period immediately following the Option Grant Date. Any fraction of a cent will be rounded to the nearest cent. Options granted hereunder shall be nontransferable.

         Limitations on Grant of Options. Notwithstanding any other provisions of the Plan, no Participant shall be granted an Option under the Plan which permits his or her rights to purchase stock under the Plan at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time of the grant of such Option) for each calendar year. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section.

         Option Period. The decision by a Participant to participate in the Plan and to exercise an Option to purchase stock during subsequent Investment Periods, or to suspend participation and not to exercise such options, may be changed by a Participant to be effective as of the first day of the next calendar quarter (i.e., January 1, April 1, July 1 and October 1).

         Non-transferability. No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

         Payment for Options. The Authorization Form directs the Company to pay to the Plan Administrator the amount contributed from the Participant's. The Authorization Form also directs the Plan Administrator to use these payments for the purchase of shares of Common Stock of the Company in the open-market, or directly from the Company.

         After an Authorization Form has been received by the Plan Administrator and payment for shares has been received, such funds will be pooled and forwarded to the Plan Administrator to buy shares of Common Stock for the accounts of all Participants under the Plan not less than monthly prior to the next "Investment Period". The "Investment Period" shall consist of the calendar month following each receipt of funds by the Plan Administrator, during which such funds are invested by the Plan Administrator in Common Stock of the Company. To the extent administratively feasible, such funds shall be invested on the first business day of each Investment Period, or as soon as practical thereafter. No interest will be paid by the Company or the Plan Administrator on amounts held on behalf of a Participant awaiting investment.

         The Participant will specify on the Authorization Form the amount to be contributed from each month. Contributions may be authorized in even multiples of $5.00 from a minimum of $10.00 to a maximum of $2,000 per month (not to exceed $25,000 per calendar year); provided further that such amounts are subject to reduction so that the aggregate sum of such contributions for each Participant plus cash dividends credited to each Participant's account shall not exceed the limitations of $25,000 per year of stock purchases under the Plan. No interest will be paid on contributions amounts awaiting investment.

         The amount of a Participant's contributions may be revised, changed or terminated by the Participant at any time by timely written notice to the Plan Administrator. An Authorization Form should be used for these purposes. Commencement, revision, or termination of contributions will become effective as of the first day of the following each January 1, April 1, July 1 or October 1 after the request is received by the Plan Administrator.

         During each Investment Period, accumulated contributions from all Participants will be pooled and used to purchase shares of Common Stock in the open-market, or otherwise, for the accounts of the Participants. The Company shall transmit sufficient funds to the Plan Administrator in addition to accumulated contributions necessary to permit the Plan Administrator to purchase Common Stock during each Investment Period without regard to any purchase price discounts in accordance with the Plan. The maximum number of whole shares will be purchased. Any contributions remaining after purchase of such maximum number of whole shares will be retained and applied to the purchase of shares during the next Investment Period. Each Participant's account will be credited with his/her pro rata share (computed to four decimal places) of the shares purchased and any additional contributions which have been accumulated. The number of shares credited to each Participant's account will depend upon the amount of the Participant's contributions and the option exercise price as determined as provided under the heading "Option Price."

         The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of timely notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the Participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares of Common Stock.

         A Participant's investment in shares acquired under the Plan is not different from direct investment in shares of Common Stock of the Company, except to the extent that the purchase price of such Common Stock paid by the Participant shall be equal to 95% of the actual purchase price of such Common Stock by the Plan Administrator and that an investment election decision will not be effective until the first of the next calendar quarter. The Participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares of Common Stock held by him/her in the Plan, or otherwise.

         Fees and Expenses. Participants will incur no brokerage commissions or service charges for purchases of Common Stock made under the Plan. Certain charges as described under the heading "Withdrawal" may be incurred upon a Participant's withdrawal from the Plan or upon termination of the Plan. The Plan Administrator may deduct expenses from the Plan to the extent that such expenses have not been paid directly by the Company; provided that not less than 15 days written notice of such intent to make such deductions is furnished to the Company.

         Issuance of Common Stock. Shares issued to Participants upon exercise of Options shall be either newly issued shares of the Company or shares purchased in the open market, at the Company's discretion. In either case, the participant shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price in accordance with the Plan. Cash proceeds from the sale of Common Stock newly issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

Recapitalization,   Merger,   Consolidation,   Change  in  Control  and  Similar
Transactions

         Subject to any required action by the shareholders of the Company, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price per share of Common Stock of each Option shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company.

         Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction.

Amendment and Termination of Plan

         Although the Company intends to continue the Plan until the total number of shares authorized under the Plan shall have been purchased by Participants, the Company reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification or termination shall not affect a Participant's right to receive shares of Common Stock already purchased for him/her (except that the Company may take any action necessary to comply with applicable law). Upon the termination of the Plan, the Company shall return to Participants any uninvested accumulated contributions as soon as practicable.

Withdrawal from Participation

         A Participant may withdraw from the Plan at any time to be effective as of the first day of any calendar quarter (January 1, April 1, July 1 and October
1). Upon termination of service with the Company, participation under the Plan shall immediately cease and no unexercised options to purchase Common Stock under the Plan shall be deemed exercisable. Termination of service shall include termination as a result of death or disability of the Participant.

         To withdraw from the Plan, a Participant must notify the Plan Administrator in writing of his/her withdrawal. In the event a Participant withdraws, or in the event of the termination of the Plan, certificates for whole shares credited to the account of the withdrawing Participant, or all Participants in the case of a termination of the Plan, will be delivered by the Plan Administrator and a cash payment will be made for the sale price (less brokerage commission and transfer taxes, if any) of any fractional share interests and any additional contributions credited to the account of the withdrawing Participant, or all Participants in the case of a termination of the Plan. The Plan Administrator may establish such equitable arrangements for the sale of fractional share interests as it shall deem appropriate. As an alternative to receiving certificates for whole shares, a Participant may request the Plan Administrator to sell such shares to be distributed under the Plan. The proceeds from the sale of such shares, less any brokerage commissions and any transfer taxes, will be remitted to the Participant. The Plan Administrator may accumulate requests to sell Common Stock under the Plan and sale transactions, if necessary, will occur in the subsequent Investment Period from which they are received, as determined by the Plan Administrator. Alternatively, Common Stock directed for sale during an Investment Period in which there is also a request to purchase Common Stock during such Investment Period may be matched by the Plan Administrator for the benefit of Plan Participants (both sellers and purchasers) without the need to execute such transaction on the national securities exchange in which such Common Stock trades. The trade price on such matched transactions will be deemed to equal the average purchase price paid by the Plan Administrator for all other Common Stock purchased by the Plan Administrator under the Plan during that Investment Period.

         If a request by a Participant to withdraw from the Plan is received by the Plan Administrator prior to the first day of any calendar quarter, the amount of the contributions made to be invested during the next Investment Period will not be so invested. In either event, no subsequent contributions will be accepted from the Participant, unless he/she completes a new Authorization Form.

         Notwithstanding the foregoing, upon written request to the Plan Administrator, a Participant may request the distribution of shares held under the Plan in stock certificates of not less than 100 share increments at any time. Alternatively, a Participant may request that such distribution be made in the form of cash, in which case such distribution of cash will be made in accordance with the procedures noted above, with the proceeds from the sale of such shares, less any brokerage commissions and any taxes, if applicable, as noted above. Such distribution of Plan shares shall not be deemed a "Withdrawal" under the Plan.

Voting Rights of Common Stock Purchased

         Each Participant will have the authority to direct the Plan Administrator in the manner of voting the number of whole shares and fractional shares of Common Stock held in his/her account. The Company will pay for or reimburse the Plan Administrator for the expenses associated with solicitation of voting proxies and distribution of related materials performed by the Plan Administrator. The aggregate number of remaining shares representing shares for which no Participant voting instructions are received in a timely manner shall not be voted by the Plan Administrator.

Cash Dividends

         Cash dividends paid on shares credited to a Participant's account will be retained in the Participant's account and invested in Common Stock as soon as practicable following the dividend payment date. Dividend amounts payable to Participants will be rounded to the nearest whole cent in the case of fractional share interests. Receipt of cash dividends under the Plan shall be deemed taxable income. See "Federal Income Tax Consequences."

Restrictions on Resale

         Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired under the Plan. Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

         Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act, including Form S-1 or Form S-18, but not Form S-8.

         As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Participant should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

Limitations on Participation

         Participants under the Plan who are deemed to be subject to the reporting and liability provisions of Section 16 of the Securities and Exchange Act of 1934 ("1934 Act") and the rules and regulations promulgated thereunder ("Executive Officers") shall be subject to the following additional provisions:

         a. Common Stock purchased under the Plan shall be held for a minimum of six-months following the date of such purchase under the Plan.

         b. Such Executive Officers who suspend monthly Participant contributions under the Plan may not commence future participation under the Plan for at least six-months from the date of such cessation of participation.

         Such additional limitations related to participation by Executive Officers of the Company shall not be effective with respect to distributions made in connection with death, retirement, disability or termination of employment.

Federal Income Tax Consequences

         Under present federal income tax laws, awards under the Plan will have the following consequences:

            (1) The grant of an Option to purchase stock under the Plan will not by itself, result in the recognition of taxable income to the Participant or entitle the Company to a deduction at the time of such grant.

            (2) The exercise of an Option will result in the recognition of taxable income to the Participant of ordinary income by the Participant on the date of exercise in an amount equal to the difference between the exercise price of such Option (i.e., 95% of the market price of the stock purchased) and the Fair Market Price of such Common Stock.

            (3) The subsequent sale of the Common Stock may result in additional taxable income (long-term or short-term capital gains) based upon the difference between the sale price of such Common Stock and the tax basis of such Common Stock acquired.

            (4) Receipt of cash dividends on stock held under the Plan will result in taxable income to the Participant in the year received without regard to the reinvestment of such dividends for the purchase of additional Common Stock under the Plan.

         The foregoing provides a general summary of the federal income tax consequences applicable to participation under the Plan. Each Participant is urged to consult his or her own tax advisor for information regarding federal and state tax consequences applicable to them.

Reports to Participants

         Each Participant will receive a statement of his/her account not less than four times per year. Upon written request, a Participant may receive an account statement for each calendar month in which he/she purchases Common Stock under the Plan. Participants will also receive communications sent by the Company to other stockholders, including the Annual Report of the Company, and its Notice of Annual Meeting and Proxy Statement. Participants will receive information necessary for reporting income realized by them under the Plan to the Internal Revenue Service. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information

         Additional updating information with respect to the Common Stock and the Plan covered herein may be provided in the future to participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to participants as to their participation in the Plan will be determined by the Plan Administrator and the Company.

         The Company upon written or oral request, will provide, without charge to participants, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Plan participants as specified in Item 9 of Part II of the Registration statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 226
Landis  Avenue,  Vineland,  New  Jersey  08360.  Its  telephone  number is (609)
691-7700.

Annual Report to Shareholders

         The Company's financial statements for the period ended December 31, 1996, as contained in the Company's Form 10-K are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Legal Opinion

         The validity of the Common Stock offered hereby will be passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                                                     APPENDIX A


                                Sun Bancorp, Inc.
                          Directors Stock Purchase Plan
                               Authorization Form
                               ------------------

A. |_| I hereby authorize Sun Bancorp, Inc. to accept my monthly payment of $_____________ (minimum of $10, in increments of $5, not to exceed $2,000 per month beginning on ____________ and continuing thereafter until otherwise notified. Such amounts shall be paid by the Company when receive to Sun Bancorp, Inc. as the Plan Administrator of the Sun Bancorp, Inc. Directors Stock Purchase Plan (the "Plan") at the address noted below, for the exercise of options to purchase Sun Bancorp, Inc. Common Stock in the open-market or directly from the Company for my Plan account maintained by the Plan Administrator in accordance with the terms of the Plan.

B. |_| I hereby request the delivery of _____ shares of Common Stock held in my account under the Plan.

C. |_| I hereby request that _____ shares of Common Stock held in may account under the Plan be distributed to me in the form of cash as provided under the Plan.

D. |_| I hereby request that my participation under the Plan cease as soon as administratively feasible.

E.  |_|  I hereby waive participation in the Plan at this time.

            I understand that all such transactions by the Plan Administrator on my behalf shall be made subject to the Plan's terms and conditions. I understand that I can terminate this election to participate in the Plan at any time. Further, I hereby acknowledge receipt of a copy of the Prospectus related to participation under the Plan and understand that my election to participate in this Plan is completely voluntary on my part.


                 ------------------------------------------------
                 Participant, Legal Name (Please print or type)

                 ------------------------------------------------
                 Participant Signature                       Date

                 ------------------------------------------------
                 Social Security Number


Signed forms should be delivered to:

         Plan Administrator,
         Sun Bancorp, Inc.
         Directors Stock Purchase Plan,
         c/o  Corporate Secretary
         Sun Bancorp, Inc.
         226 Landis Avenue
         Vineland, New Jersey  08360

         =======================================================================

Plan Administrator:
-------------------         ----------------------------------

Participation to begin:
-----------------------     ----------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission;

         (c) all other reports to be filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

         (d) the description of the Common Stock, contained in the Company's Registration Statement on Form 10-A as filed with the Commission on June 28, 1996 and all amendments thereto or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
-----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

         Section 14A:3-5 of the New Jersey Business Corporation Law ("BCL") provides that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated "proceedings" (including civil, criminal, administrative, arbitrative action or investigative proceedings) in which such person is involved by reason of such person's position with the Company, provided that a determination has been made (by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or if such a quorum is not obtainable, by independent legal counsel in a written opinion, or by the stockholders) that such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company. Such person may not be indemnified if the person has been adjudged liable for negligence or misconduct in the performance of such person's duty to the Company unless the court otherwise determines.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article Eighth of the Company's Certificate of Incorporation.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

         Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by Saint Paul Insurance Company with a $2 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

         Not Applicable

Item 8.  Exhibits
-----------------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
---------------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or case to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Vineland, State of New Jersey, on the 15th day of July, 1997.

                              SUN BANCORP, INC.



                              By:      /s/Adolph F. Calovi
                                       -----------------------------------------
                                       Adolph F. Calovi
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 15, 1997.


/s/Adolph F. Calovi
--------------------------------------------  ----------------------------------
Adolph F. Calovi                              Bernard A. Brown
President, Chief Executive Officer            Chairman of the Board and Director
and Director
(Principal Executive Officer)


/s/Robert F. Mack
--------------------------------------------  ----------------------------------
Robert F. Mack                                Anne E. Koons
Senior Vice President and                     Director
Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/Sidney R. Brown
--------------------------------------------
Sidney R. Brown
Director


/s/Philip W. Koebig, III
--------------------------------------------
Philip W. Koebig, III
Executive Vice President and Director


/s/Peter Galetto, Jr.
--------------------------------------------
Peter Galetto, Jr.
Director

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of, do hereby severally constitute and appoint Philip W. Koebig, III our true and lawful attorney and agent, to do any and all things and acts in our names, in the capacities indicated below, and to execute any and all instruments for us and in our names in the capacities indicated below which Philip W. Koebig, III may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Philip W. Koebig, III shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



By:/s/Adolph F. Calovi                                         July 15, 1997
   ----------------------------------------------------
     Adolph F. Calovi
     President, Chief Executive Officer and Director
     (Principal Executive Officer)



By:/s/Robert F. Mack                                           July 15, 1997
   ----------------------------------------------------
     Robert F. Mack
     Senior Vice President and Chief Financial Officer
     (Principal Financial and Accounting Officer)



By:/s/Sidney R. Brown                                          July 15, 1997
   ----------------------------------------------------
     Sidney R. Brown
     Director



By:/s/Philip W. Koebig, III                                    July 15, 1997
   ----------------------------------------------------
     Philip W. Koebig, III
     Executive Vice President and Director



By:/s/Peter Galetto, Jr.                                       July 15, 1997
   ----------------------------------------------------
     Peter Galetto, Jr.
     Director

By:                                                                       , 1997
   ----------------------------------------------------        -----------
     Bernard A. Brown
     Chairman of the Board and Director



By:                                                                       , 1997
   --------------------------------------------                -----------
     Anne E. Koons
     Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on behalf of the Sun Bancorp, Inc. Employee Stock Purchase Plan, thereunto duly authorized, in the City of Vineland, State of New Jersey, on the 15th day of July, 1997.

                           SUN BANCORP, INC.
                           EMPLOYEE STOCK PURCHASE PLAN


                           By:       /s/Adolph F. Calovi
                                     -------------------------------------------
                                     Adolph F. Calovi
                                     President and Chief Executive Officer
                                     (Duly Authorized Representative)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on behalf of the Sun Bancorp, Inc. Directors Stock Purchase Plan, thereunto duly authorized, in the City of Vineland, State of New Jersey, on the 15th day of July, 1997.

                           SUN BANCORP, INC.
                           DIRECTORS STOCK PURCHASE PLAN


                           By:       /s/Adolph F. Calovi
                                     -------------------------------------------
                                     Adolph F. Calovi
                                     President and Chief Executive Officer
                                     (Duly Authorized Representative)

                      INDEX TO EXHIBITS


Exhibit          Description                                                Page
-------          -----------                                                ----

  4.1            Sun Bancorp, Inc.
                 Employee Stock Purchase Plan                                41

  4.2            Employee Stock Purchase Plan Authorization Form             51

  4.3            Sun Bancorp, Inc.
                 Directors Stock Purchase Plan                               54

  4.4            Directors Stock Purchase Plan Authorization Form            63

  5.1            Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                 the validity of the Common Stock being registered           66

 23.1            Consent of Malizia, Spidi, Sloane & Fisch, P.C.
                 (appears in their opinion filed as Exhibit 5.1)             ---

 23.2            Consent of Independent Auditors                             67

 24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney
                 contained therein                                           ---